UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2015

Burlington Northern Santa Fe, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11535	27-1754839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX		76131
(Address of Principal Executive Offices)		(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Burlington Northern Santa Fe, LLC (“BNSF”) entered into an underwriting agreement (the “Underwriting Agreement”) dated August 13, 2015, with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed therein (collectively, the “Underwriters”), pursuant to which BNSF agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $350,000,000 in aggregate principal amount of 3.650% Debentures due September 1, 2025, and $650,000,000 in aggregate principal amount of 4.700% Debentures due September 1, 2045, as described in the prospectus supplement dated August 13, 2015, filed pursuant to BNSF’s shelf registration statement on Form S-3, Registration No. 333-188502.

A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE, LLC

Date: August 14, 2015	By:	/s/ Julie A. Piggott
	Name:	Julie A. Piggott
	Title:	Executive Vice President and Chief Financial Officer

BURLINGTON NORTHERN SANTA FE, LLC

INDEX OF EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 13, 2015, among Burlington Northern Santa Fe, LLC and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.